Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-220997 on Form S-11 of our report dated March 20, 2020, relating to the financial statements of Starwood Real Estate Income Trust, Inc. appearing in the Annual Report on Form 10-K of Starwood Real Estate Income Trust, Inc. for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, NY

April 15, 2020